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Exhibit 32.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Golf Trust of America, Inc.

Date: November 14, 2005	/s/ W. BRADLEY BLAIR II W. Bradley Blair, II President and Chief Executive Officer
Date: November 14, 2005	/s/ SCOTT D. PETERS Scott D. Peters Senior Vice President and Chief Financial Officer

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CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002